                          SUBSIDIARIES OF AUTODESK INC.
                          -----------------------------


The Registrant owns 100% of the outstanding voting securities of the following corporations, all of which are included in the Registrant's consolidated financial statements:

                                                               Jurisdiction of
                Name                                            Incorporation
                ----                                            -------------
     Autodesk (Europe) S.A.                                  Switzerland
     Autodesk AB                                             Sweden
     Autodesk AG                                             Switzerland
     Autodesk Asia Pte. Ltd.                                 Singapore
     Autodesk Australia Pty. Ltd.                            Australia
     Autodesk B.V.                                           Netherlands
     Autodesk Canada Inc.                                    Canada
     Autodesk Development Africa (Pty) Ltd.                  Republic of South Africa
     Autodesk Development B.V.                               Netherlands
     Autodesk Far East Ltd.                                  Hong Kong
     Autodesk Gesm.bH                                        Austria
     Autodesk GmbH                                           Germany
     Autodesk International Ltd.                             Barbados
     Autodesk Korea Ltd.                                     Korea
     Autodesk Ltd.                                           United Kingdom
     Autodesk Ltd. Japan                                     Japan
     Autodesk Ltda                                           Brazil
     Autodesk R                                              Russia-C.I.S.
     Autodesk S.A.                                           Spain
     Autodesk S.A.R.L                                        France
     Autodesk S.p.A.                                         Italy
     Autodesk Software limitada                              Portugal
     Autodesk spol. s.r.o                                    Czechia
     Autodesk, Inc. Taiwan                                   Taiwan
     Teleos Research                                         California
     Autodesk Development Canada, Ltd.                       Canada